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                                                                 Exhibit 10.54

                                 AMENDMENT NO. 1
                                     TO THE
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                     QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

                         (Effective as of April 1, 1999)


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                                 AMENDMENT NO. 1
                                     TO THE
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                     QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                         (Effective as of April 1, 1999)


         WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") adopted the Pennsylvania Real Estate Investment Trust Qualified Employee Share Purchase Plan (the "Plan"), originally to be effective January 1, 1999;

         WHEREAS, pursuant to ss.5(a) of the Plan, the Executive Compensation and Human Resources Committee (the "Committee") has decided to delay the initial grant of options under the Plan until April 1, 1999;

         WHEREAS, pursuant to ss.12 of the Plan, the Committee, with certain inapplicable limitations, has the right to amend the Plan; and

         WHEREAS, the Committee has decided to amend the Plan to reflect the delayed implementation date;

         NOW, THEREFORE, effective April 1, 1999, the following changes are hereby made to the Plan:

         Paragraphs (a) and (b) of ss.5 of the Plan ("GRANT OF OPTION") are hereby replaced by the following:

         (e) Grant of Option. Employees shall have the right to purchase Shares under options granted as of April 1, 1999 (or, in the Committee's discretion, as soon as administratively practicable thereafter) and as of each subsequent January 1 (the "Grant Dates"). Each employee who meets the eligibility requirements of ss.3 shall be granted an option on the first Grant Date coinciding with or immediately following the date he or she becomes an eligible employee, and on each succeeding Grant Date, provided he or she continues to meet the eligibility requirements of ss.3. The term of the options (the "Option Term") shall be 12 calendar months (from January 1 through December 31), except for the first Option Term, which shall be nine calendar months (from April 1 through December 31, 1999).

         (f) Purchase Periods. Each Option Term shall contain four three-month Purchase Periods (January-March, April-June, July-September, and
October-December), except for the first Option Term which shall contain three three-month Purchase Periods (April-June, July-September, and October-December,
1999).


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         ss.13 of the Plan is hereby replaced by the following:

13.      Effective Date of Plan

         The Plan will become effective as of April 1, 1999 or, in the discretion of the Committee, as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Shares present or represented, and entitled to vote, at a special or annual meeting of the shareholders at which a quorum is present and that is held within 12 months before or after October 13, 1998, the date the Plan was approved by the Board. If the Plan is not so approved by the shareholders, the Plan shall not become effective.